Exhibit 4.5

______________________________________________________________________________

WISCONSIN GAS COMPANY

and

U.S. BANK NATIONAL ASSOCIATION

(as successor to First Wisconsin Trust Company)

As Trustee

__________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 22, 2004

to

Indenture Dated as of September 1, 1990

6.60% Debentures due September 15, 2013

6-3/8% Notes due November 1, 2005

5-1/2% Notes due January 15, 2009

______________________________________________________________________________

THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made as of March 22, 2004, between WISCONSIN GAS COMPANY, a Wisconsin corporation (the "Company"), as issuer, and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee"), as trustee.

RECITALS

WHEREAS, the Company and the Trustee (as successor trustee to First Wisconsin Trust Company in accordance with Section 612 of the Original Indenture) are parties to an Indenture, dated as of September 1, 1990 (the "Original Indenture"), pursuant to which the Company issued and the Trustee authenticated and delivered the following securities which are, as of the date hereof, currently outstanding (collectively, the "Securities"):

(a) $45 million principal amount of the Company's 6.60% Debentures due September 15, 2013;

(b) $65 million principal amount of the Company's 6-3/8% Notes due November 1, 2005; and

(c) $50 million principal amount of the Company's 5-1/2% Notes due January 15, 2009;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to convert its corporate form from a Wisconsin corporation to a Wisconsin limited liability company pursuant to Section 180.1161 of the Wisconsin Business Corporation Law and Section 183.1207 of the Wisconsin Limited Liability Company Act (the "Conversion");

WHEREAS, the Board of Directors of the Company has determined that it is advisable to amend certain provisions of the Original Indenture which may affect the Conversion;

WHEREAS, the Original Indenture provides that the Company and the Trustee may amend or supplement the Original Indenture, without the consent of the Holders of the Securities, to make any change that does not adversely affect in any material way the rights of any Holder of the Securities;

WHEREAS, the Board of Directors of the Company has determined that the amendments to the Original Indenture contained in this Supplemental Indenture do not adversely affect in any material way the rights of any Holder of the Securities; and

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary action on the part of the Company.

NOW, THEREFORE, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS; INTERPRETATION

SECTION 1.1 Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Supplemental Indenture. Capitalized terms used but not defined in this Supplemental Indenture have the meanings assigned thereto in the Original Indenture. The meanings assigned to all defined terms used in this Supplemental Indenture shall be equally applicable to both the singular and plural forms of such defined terms. The term "Indenture" as used herein means the Original Indenture as supplemented by this Supplemental Indenture, or as otherwise supplemented or amended from time to time by one or more indentures supplemental thereto or hereto entered into pursuant to the applicable provisions of the Indenture.

SECTION 1.2 Interpretation. References in the Original Indenture (including references in the Original Indenture as amended and supplemented hereby) to "this Indenture" (and indirect references such as "hereunder," "herein" and "hereof") shall be deemed references to the Original Indenture as amended and supplemented hereby. All of the covenants, agreements and provisions of this Supplemental Indenture shall be deemed to be and construed as part of the Original Indenture to the same effect as if fully set forth therein and shall be fully enforceable in the manner provided in the Original Indenture. Except as otherwise provided in this Supplemental Indenture, all of the covenants, agreements and provisions of the Original Indenture shall remain in full force and effect.

ARTICLE II

AMENDMENTS

SECTION 2.1 Amendments. The following provisions of the Original Indenture are hereby amended, modified, supplemented or replaced as follows:

(a) The definition of "Board of Directors" contained in Article 100, Section 101 of the Original Indenture is amended to read in its entirety as follows: ""Board of Directors" means the board of directors of the Company or any authorized committee thereof, or, if the Company is not a corporation, the equivalent decision making body thereof or authorized committee thereof."

(b) The definition of "Common Stock" contained in Article 100, Section 101 of the Original Indenture is amended to add the following phrase at the end of the sentence: ", or, if the Company is not a corporation, the equivalent of such common stock."

(c) The definition of "Company" contained in Article 100, Section 101 of the Original Indenture is amended to add the words "or other entity" after each occurrence of the word "corporation."

(d) The definition of "Consolidated Tangible Net Worth" contained in Article 100, Section 101 of the Original Indenture is amended to add the words "(or its equivalent if the Company is not a corporation)" after the words "common stockholders' equity."

(e) The definition of "Officers' Certificate" contained in Article 100, Section 101 of the Original Indenture is amended to read in its entirety as follows: ""Officers' Certificate" means a certificate signed by any one or more of the Chairman of the Board, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary, the Controller, any Assistant Treasurer, any Assistant Secretary or any Assistant Controller of the Company, and delivered to the Trustee."

(f) The definition of "Subsidiary" contained in Article 100, Section 101 of the Original Indenture is amended in its entirety to read as follows: ""Subsidiary" means a corporation or other entity a majority of whose voting stock or comparable securities is owned by the Company or a Subsidiary."

(g) Article 100, Section 112 of the Original Indenture is amended to replace the word "Corporate" appearing in the heading thereof with the word "Company."

(h) Article 100, Section 112 of the Original Indenture is further amended to add the words "(or an individual holding a similar position or ownership interest in an entity that is not a corporation)" after the word "shareholder."

(i) The first paragraph of Article 300, Section 303 of the Original Indenture is amended to add the words "(if any)" after the phrase "corporate seal."

(j) The last paragraph of Article 600, Section 608(c) of the Original Indenture is amended to add the words "(or their equivalent if the entity is not a corporation)" after the phrase "corporate securities."

(k) Article 800, Section 801 of the Original Indenture is hereby amended to insert the words "or limited liability company" after each occurrence of the word "corporation."

(l) Article 800, Section 801 of the Original Indenture is further amended to insert the following language as the last paragraph thereof: "Nothing in this Indenture shall prohibit the Company from effecting a conversion pursuant to applicable law of the Company from a corporation into a limited liability company or from a limited liability company into a corporation, whether directly or by means of a merger, and any such conversion shall not be deemed to be a consolidation, merger or transfer subject to the requirements of the immediately preceding paragraph, provided, that such conversion by law shall not be deemed to affect any obligations or liabilities of the Company incurred prior to such conversion (including obligations or liabilities with respect to the Notes). Notice of any such conversion shall be promptly delivered to the Trustee."

(m) Article 800, Section 802 of the Original Indenture is amended to insert the words "or Limited Liability Company" appearing in the heading thereof after the word "Corporation."

(n) Article 800, Section 802 of the Original Indenture is further amended to insert the words "or limited liability company" after each occurrence of the word "corporation."

(o) Article 900, Section 901 is hereby amended to insert the words "or limited liability company" after the word "corporation" in clause (2) thereof.

(p) Article 1000, Section 1008 of the Original Indenture is amended to replace the word "Corporate" appearing in the heading thereof with the word "Legal."

(q) Article 1000, Section 1008 of the Original Indenture is further amended to replace the word "corporate" with the word "legal."

(r) The Table of Contents of the Original Indenture is hereby amended as necessary to reflect the foregoing amendments.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Conflict with the TIA. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that is required under such Act to be part of and govern the Indenture, the provision of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Supplemental Indenture, as so modified or excluded, as the case may be.

SECTION 3.2 Date and Time of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date hereof.

SECTION 3.3 Notes Deemed Conformed. As of the date hereof, the provisions of each Security then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Security or any other action on the part of the Holders, the Company or the Trustee, so as to reflect this Supplemental Indenture.

SECTION 3.4 Successors. All agreements of the Company and the Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors.

SECTION 3.5 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any Paying Agent, Registrar and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

SECTION 3.6 Separability. In case any provision in this Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 3.7 Trustee Responsibility. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Original Indenture. The Trustee assumes no responsibility for the correctness of the statements herein contained, which shall be taken as statements of the Company. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trust under the Original Indenture, as fully as if said terms and conditions were herein set forth in full.

SECTION 3.8 Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.9 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 3.10 Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, unless Federal law governs.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                                                       WISCONSIN GAS COMPANY

         (CORPORATE SEAL)                        By:     /s/ Roman A. Draba
                                                                                 Name: Roman A. Draba
                                                                                 Title: Vice President-State Regulatory
                                                                                            Affairs

Attest:

/s/ Keith H. Ecke
Name: Keith H. Ecke
Title: Assistant Corporate Secretary

                                                                       U.S. BANK NATIONAL ASSOCIATION

          (CORPORATE SEAL)                        By:     /s/ Steven J. Peterson
                                                                                 Name: Steven J. Peterson
                                                                                 Title: Assistant Vice President

Attest:

/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Assistant Vice President

STATE OF WISCONSIN           )
                                                       ) SS.
COUNTY OF MILWAUKEE     )

On this 22nd day of March, 2004, before me personally came Roman A. Draba and Keith H. Ecke, to me known, who, being by me duly sworn, did depose and say that they are the Vice President-State Regulatory Affairs and Assistant Corporate Secretary, respectively, of WISCONSIN GAS COMPANY, one of the entities described in and which executed the above instrument; that they know the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that they signed their names thereto by like authority.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                                                 /s/ Karen G. Paul
                                                                                 Name:  Karen G. Paul
                                                                                 My commission expires:  October 2,
2005
        (NOTARIAL SEAL)

STATE OF WISCONSIN           )
                                                       ) SS.
COUNTY OF MILWAUKEE     )

On this 22nd day of March, 2004, before me personally came Steven J. Peterson and Michael K. Herberger, to me known, who, being by me duly sworn, did depose and say that they are each an Assistant Vice President of U.S. Bank National Association, one of the entities described in and which executed the above instrument; that they know the corporate seal of said association; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said association; and that they signed their names thereto by like authority.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                                                  /s/ Steven F. Posto
                                                                                  Name: Steven F. Posto
                                                                                  My commission expires: February 11, 2007
        (NOTARIAL SEAL)